Exhibit 23

                    Consent of Independent Public Accountants
      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 16, 1999, included in or incorporated by reference into Metrika Systems Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, into the Company's previously filed Registration Statement No. 333-58255 on Form S-8 and Registration Statement No.
333-38371 on Form S-3.



                                                            Arthur Andersen LLP



Boston, Massachusetts
March 12, 1999